Exhibit 1.2

Pricing Agreement

BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Deutsche Bank Securities Inc.

60 Wall Street, 3rd Floor

New York, NY 10005

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

United Kingdom

As Underwriters

February 12, 2013

Dear Sirs:

Hungary (formerly known as “The Republic of Hungary”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 26, 2010 (the “Underwriting Agreement”), to issue and sell to BNP Paribas, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., and Goldman Sachs International (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus, Final Prospectus and Base Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus, Final Prospectus and Base Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus, Final Prospectus and Base Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

An amendment to the Registration Statement, or a supplement to the Preliminary Prospectus, Final Prospectus and Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, Hungary agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Hungary, at the offices of Clifford Chance US LLP on February 19, 2013, or such other time and place as shall be agreed upon by Hungary and the Underwriters, and at the purchase price to the Underwriters of (i) 99.455% of the principal amount of the 4.125% Notes due 2018, and (ii) 99.389% of the principal amount of the 5.375% Notes due 2023, the principal amounts of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Each of the Underwriters hereby represents and warrants to, and agrees with Hungary to, the effect of the selling restrictions set forth under the section “Underwriting – Notice to Investors” of the Preliminary Prospectus and the Final Prospectus, each of which selling restrictions are incorporated herein by reference in their entirety.

Set forth in Schedule III hereto is a complete list of Issuer Free Writing Prospectuses used in connection with offers relating to the Designated Securities.

Set forth in Schedule IV hereto is a complete list of Supplemental Issuer Information.

Set forth in Schedule V hereto are the addresses of the Underwriters for notices pursuant to this Pricing Agreement and the Underwriting Agreement.

The term “Applicable Time,” as used in the Underwriting Agreement, shall mean 3:15 p.m. New York City time on the date of this Pricing Agreement.

The provisions of the Underwriting Agreement incorporated herein by reference are hereby amended as follows:

1.	Hungary. All references to “the Republic of Hungary” and “the Republic” shall be deleted in their entirety and replaced with “Hungary.”

2.	Registration Statement File Number. The reference to file number “333-131950” in Section 2(a) of the Underwriting Agreement is hereby deleted in its entirety and replaced with “333-170923.”

3.	Minister of Finance. All references to “Dr. Péter Oszkó, Minister of Finance” shall be deleted in their entirety and replaced with “Gyula Pleschinger, State Secretary of the Ministry for National Economy” and all references to “Minister of Finance” shall be deleted in their entirety and replaced with “Minister for National Economy.”

4.	Authorized Agent. All references to the “Office of the Trade Commissioner” shall be deleted in their entirety and replaced with “Consulate General.”

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and Hungary.

Very truly yours,

HUNGARY
Represented by its Minister for National Economy

By:	/s/ István Töröcskei
	Name:	István Töröcskei
	Title:	Chief Executive Officer of the Government Debt Management Agency Pte Ltd. of Hungary as attorney for Hungary represented by its Minister for National Economy

Signature Page to Pricing Agreement

Accepted as of the date hereof:

BNP Paribas

By:	/s/ Maya Mehta
	Name:	Maya Mehta
	Title:	Legal Counsel

Signature Page to Pricing Agreement

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

Signature Page to Pricing Agreement

Accepted as of the date hereof:

Deutsche Bank Securities Inc.

By:	/s/ Matthew J. Siracuse
	Name:	Matthew J. Siracuse
	Title:	Managing Director/Debt Syndicate

By:	/s/ Tom Criqui
	Name:	Tom Criqui
	Title:	Director – Financial Institutions Syndicate

Signature Page to Pricing Agreement

Accepted as of the date hereof:

Goldman Sachs International

By:	/s/ Dona Treska
	Name:	Dona Treska
	Title:	Authorised Signatory

Signature Page to Pricing Agreement

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
BNP Paribas	$312,500,000 4.125% Notes due 2018 $500,000,000 5.375% Notes due 2023

Citigroup Global Markets Inc.	$312,500,000 4.125% Notes due 2018 $500,000,000 5.375% Notes due 2023

Deutsche Bank Securities Inc.	$312,500,000 4.125% Notes due 2018 $500,000,000 5.375% Notes due 2023

Goldman Sachs International	$312,500,000 4.125% Notes due 2018 $500,000,000 5.375% Notes due 2023

Total	$1,250,000,000 4.125% Notes due 2018 $2,000,000,000 5.375% Notes due 2023

SCHEDULE II

PRICING TERM SHEETS

PRICING TERM SHEET

4.125% Notes due 2018

Issuer:	Hungary

Format:	SEC Registered

Security:	4.125% Notes due 2018

Size:	US$1,250,000,000

Maturity Date:	February 19, 2018

Coupon:	4.125%

Interest Payment Dates:	Semi-annual on February 19 and August 19 in each year commencing August 19, 2013

Day Count Convention:	ISMA – 30/360

Price to Public:	99.580%

Benchmark Treasury:	UST 0.875% due January 31, 2018

Benchmark Treasury Yield:	0.869%

Spread to Benchmark Treasury:	+335 bps

Yield:	4.219%

Listing:	Application will be made to list the Notes on the London Stock Exchange

Law:	New York

Expected Settlement Date (T+4):	February 19, 2013

CUSIP:	445545 AG1

ISIN:	US445545AG19

Anticipated Ratings:	Ba1 by Moody’s Investors Service, Inc. BB by Standard & Poor’s Ratings Services BB+ by Fitch Ratings, Ltd.

Joint Book-Running Managers:	BNP Paribas Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs International

Form:	The Notes will be book-entry securities in fully registered form, without coupons, registered in the name of Cede & Co., as nominee of DTC, in minimum denominations of US$2,000 and integral multiples thereof.

PRICING TERM SHEET 5.375% Notes due 2023

Issuer:	Hungary

Format:	SEC Registered

Security:	5.375% Notes due 2023

Size:	US$2,000,000,000

Maturity Date:	February 21, 2023

Coupon:	5.375%

Interest Payment Dates:	Semi-annual on February 21 and August 21 in each year commencing August 21, 2013

Day Count Convention:	ISMA – 30/360

Price to Public:	99.564%

Benchmark Treasury:	UST 1.625% due November 15, 2022

Benchmark Treasury Yield:	1.982%

Spread to Benchmark Treasury:	+345 bps

Yield:	5.432%

Listing:	Application will be made to list the Notes on the London Stock Exchange

Law:	New York

Expected Settlement Date (T+4):	February 19, 2013

CUSIP:	445545 AH9

ISIN:	US445545AH91

Anticipated Ratings:	Ba1 by Moody’s Investors Service, Inc. BB by Standard & Poor’s Ratings Services BB+ by Fitch Ratings, Ltd.

Joint Book-Running Managers:	BNP Paribas Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs International

Form:	The Notes will be book-entry securities in fully registered form, without coupons, registered in the name of Cede & Co., as nominee of DTC, in minimum denominations of US$2,000 and integral multiples thereof.

SCHEDULE III

Issuer Free Writing Prospectuses

The Free Writing Prospectus filed on February 12, 2013 under File No. 333-170293, which includes the Pricing Term Sheet for the 4.125% Notes due 2018.

The Free Writing Prospectus filed on February 12, 2013 under File No. 333-170293, which includes the Pricing Term Sheet for the 5.375% Notes due 2023.

SCHEDULE IV

Supplemental Issuer Information

Hungary Investor Roadshow (January 2013)

SCHEDULE V

Addresses for Notices

BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

Attention: Fixed Income Syndicate

Fax: +44 20 7595 2555

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Fax: +1 212 816 7912

Deutsche Bank Securities Inc.

60 Wall Street, 3rd Floor

New York, NY 10005

Attention: Debt Capital Markets – Syndicate Desk

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

United Kingdom

Attention: Syndicate Desk

Fax: +44 207 774 2330